Exhibit 99.1

                      [GRAPHIC OMITTED] ALLIANT ENERGY LOGO

                                                                 Alliant Energy
                                                         Worldwide Headquarters
                                                       4902 North Biltmore Lane
                                                                 P.O. Box 77007
                                                         Madison, WI 53707-1007
                                                          www.alliantenergy.com
                                                          ---------------------
News Release
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE            Media Contact: Chris Schoenherr (608) 458-3924
                                                Karen Whitmer (608) 458-4839
                           Investor Relations:  Eric Mott (608) 458-3391

ALLIANT ENERGY ANNOUNCES 2002 EARNINGS
Company also affirms adjusted earnings guidance for 2003

      MADISON, Wis. - Feb. 4, 2003 - Alliant Energy Corp. (NYSE: LNT) today reported net income and earnings per share for 2002 of $106.9 million and $1.18, respectively, compared to $172.4 million and $2.14 for 2001. Alliant Energy's adjusted net income and adjusted earnings per share for 2002 were $121.0 million and $1.33, respectively, compared to $195.1 million and $2.42
in 2001.   A reconciliation and an explanation of the adjustments between generally accepted accounting principles (GAAP) and the adjusted amounts is attached.

      "Our 2002 adjusted earnings are at the upper end of our previously announced adjusted earnings guidance, laying the foundation for our anticipated financial improvement in 2003," said Erroll B. Davis, Jr., chairman, president and CEO of Alliant Energy. "In addition, we remain focused on the successful execution of the strategic actions we announced in November 2002 to strengthen our financial profile and we are pleased with the progress we have made thus far."

      The decrease in earnings in 2002 compared to 2001 was primarily the result of lower earnings from Alliant Energy's non-regulated businesses and the dilutive impact of additional common shares outstanding. Alliant
Energy's domestic utility earnings increased slightly in 2002 compared to 2001 as higher electric and gas margins were largely offset by increased operating expenses and a higher effective income tax rate.

      As a result of Alliant Energy's announcement last November to sell various businesses in 2003, the company is reporting income from continuing and discontinued operations. The results included in the discontinued operations include the company's oil and gas (Whiting), affordable housing and Australian businesses. These amounts are reflected on the attached consolidated statements of income. The company's previous adjusted earnings guidance for 2002 did not reflect any income being reported as discontinued operations or any specific adjustments necessary as a result of the company's announcement in November 2002 to sell certain assets.

      A conference call to review the 2002 earnings and other financial issues is scheduled for Tuesday, Feb. 4 at 9:00 a.m., Central time. Alliant Energy Chairman, President and CEO Erroll B. Davis, Jr., and Chief Financial Officer Thomas M. Walker will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-441-0022 (no pass code is needed) or by listening to a webcast of the call on the company's Web site at
www.alliantenergy.com/investors.   A replay of the call will be available
-------------------------------
until Feb. 11, 2003 at 800-839-0860 (pass code 1364). An archive of the webcast will be available on the company's Web site at www.alliantenergy.com/investors.
-------------------------------

      Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc., the parent company of Alliant Energy's non-regulated operations. Alliant Energy is an energy-services provider that serves more than three million customers worldwide.

Alliant Energy - 2002 Earnings
Page 2 of 9
February 4, 2003

      A reconciliation of Alliant Energy's 2002 versus 2001 GAAP and adjusted earnings per share is attached and should be referenced in relationship to the following discussion of 2002 results.

              Domestic Utility Operations - 2002 Compared to 2001

      Utility net income in 2002 was $165.8 million compared to $164.9 million in 2001. The higher electric margins were primarily due to the impact of several rate increases implemented in 2002, more favorable weather conditions in Alliant Energy's utility service territories in 2002 compared to 2001, lower fuel and purchased power costs and continued modest retail customer growth. These items were partially offset by lower industrial sales due to a sluggish economy. The higher gas margins were largely due to several rate increases implemented in 2002, improved results from WP&L's performance-based commodity cost recovery program, continued modest retail customer growth and the negative impact high gas prices in early 2001 had on gas consumption during that period. The effective income tax rate in 2001 was reduced significantly by the recognition of tax benefits realized to reflect a
favorable decision in a tax case.   The increase in operating expenses was
primarily due to increased fossil and nuclear generation costs, and employee benefit and energy delivery expenses. These items were partially offset by lower depreciation expense and uncollectible account balances. Alliant
Energy is addressing these cost increases in various utility rate proceedings that are currently pending.

      "Our core regulated business remains strong and performed well throughout what was a very turbulent and difficult year for the entire industry," Davis said. "Maintaining continued operational excellence, customer satisfaction and earning our allowed rate of return will remain our top priorities in 2003."

               Non-regulated Operations - 2002 Compared to 2001

      Alliant Energy's non-regulated operations reported a net loss of ($61.0) million in 2002 compared to net income of $6.1 million in 2001. On an adjusted earnings basis, the net loss for 2002 was ($46.9) million compared to net income of $28.9 million in 2001. The adjustments made to GAAP results to derive adjusted earnings are the same as those reflected on the attached reconciliation.

      "While we are disappointed with the results from our non-regulated operations in 2002, the results on an adjusted earnings basis would have been break-even had it not been for the performance of our Brazilian investments," stated Davis. "We expect a significant improvement in financial results from our non-regulated businesses in 2003 and are encouraged by their generation of adjusted earnings of nearly $5 million in the fourth quarter of 2002."

      The lower adjusted earnings from the Investments business unit were largely due to lower earnings from the company's oil and gas (Whiting) business due to lower oil and gas prices, higher operating expenses, lower gains from dispositions of oil and gas properties in 2002 compared to 2001, and because the 2001 results reflected a reduction in the estimated
dismantlement cost of an offshore oil and gas platform.   These items were
partially offset by higher oil and gas sales volumes.

      The lower results from the company's Mass Marketing business unit were primarily due to the recording of a $0.05 per share non-cash goodwill impairment charge and increases in the provisions for uncollectible accounts at Alliant Energy's SmartEnergy subsidiary in 2002. In January 2003, Alliant Energy decided to sell this business. The lower results from Alliant Energy's Energy Technologies business unit resulted from the recording of $0.08 per share of asset valuation charges in 2002 related to its portfolio of energy technology investments.

Alliant Energy - 2002 Earnings
Page 3 of 9
February 4, 2003

      The lower results from Alliant Energy's Non-regulated Generation and Trading business unit were due to a lack of a full year of earnings from its electricity trading joint venture in 2002 due to the company's sale of this investment earlier this year and higher interest expense, partially offset by
earnings in 2002 from the company's synthetic fuel investment.   Alliant
Energy recorded a $0.04 per share charge in 2002 related to the company's decision to cancel a joint venture generation project in Michigan. The 2001 results also included a similar charge for a canceled generation project in Illinois.

      The lower results from the International business unit were primarily due to a loss of ($47) million in 2002 from Alliant Energy's Brazil investments compared to a loss of ($24) million in 2001. This impact was partially offset by a $17 million improvement in results from the company's other international investments, which together generated $16 million of adjusted earnings in 2002.

      The lower results from the Brazil investments were largely due to losses incurred by Alliant Energy's investment in a gas-fired generating plant, charges incurred in 2002 related to the recovery of the impacts of rationing and other prior costs and higher interest expense. The loss from the generating plant was due to the impact of a significant decline in the currency rates associated with the debt issued to finance the plant and a continued depressed wholesale energy market. The 2001 results also included a charge related to the impacts of a settlement reached between the Brazilian government and the distribution companies on the economic resolution of various cost recovery issues. In addition, increased electric sales volumes in 2002 compared to 2001, largely due to the impacts of the drought-driven rationing program that was in place for approximately seven months in 2001 compared to only two months in 2002, also partially offset the lower earnings.

      The higher adjusted earnings from Australia were largely due to increased generation and sales of renewable energy credits earned through the generation of hydropower. The improved results from China were primarily due to earnings from additional generation facilities added to the company's China portfolio during 2001. The higher New Zealand earnings were largely due to the 2001 earnings being depressed because of drought conditions.

      The lower results from the company's Integrated Services business unit were largely due to asset valuation charges of $0.08 per share in 2002.
These items were partially offset by the elimination of goodwill amortization expense in compliance with new accounting rules effective in 2002. In the fourth quarter of 2002, Alliant Energy reversed the valuation allowance of $0.05 per share recorded in the second quarter of 2002 related to its loan receivable in connection with the development of infrastructure in a resort community near the Baja peninsula in Mexico. This reversal was based on the receipt of an updated independent appraisal that indicated the value of Alliant Energy's collateral exceeded the loan balance plus accrued interest as a result of improvements made to the project in the latter half of 2002.

                            Fourth Quarter Results

      Alliant Energy's net income and earnings per share for the fourth quarter of 2002 were $46.1 million and $0.50, respectively, compared to $56.1 million and $0.66 for 2001. Alliant Energy's adjusted net income and adjusted earnings per share for the fourth quarter of 2002 were $56.9 million and $0.62, respectively, compared to $62.0 million and $0.73 in 2001. Refer to the attachments to this news release for a reconciliation and an explanation of the adjustments between the GAAP and adjusted amounts.

Alliant Energy - 2002 Earnings
Page 4 of 9
February 4, 2003

      Utility net income for the fourth quarter of 2002 was $49.3 million compared to $40.0 million for the same period in 2001. The increase was due to the impact of several rate increases implemented in 2002, lower fuel and purchased power costs, including an adjustment to a previously provided reserve for a potential rate refund, more favorable weather conditions in 2002 compared to the same period in 2001 and continued modest retail customer
growth.   Electric industrial sales increased slightly more than 1% in the fourth quarter of 2002 compared to the same period in 2001. This represents the first time in ten quarters that sales volumes in the current quarter exceeded sales from the same quarter in the prior year. These items were partially offset by higher operating expenses, lower interest income from tax refunds and the impact of a higher effective income tax rate.

      Alliant Energy's non-regulated operations reported a net loss of ($6.2) million in the fourth quarter of 2002 compared to net income of $8.5 million for the same period in 2001. On an adjusted earnings basis, income for the quarter was $4.6 million and $14.4 million in 2002 and 2001, respectively. The adjustments to GAAP results are the same as those reported in the attached reconciliation. The decrease in adjusted earnings was largely due to lower earnings from Whiting, the SmartEnergy goodwill impairment charge and the charge related to the canceled non-regulated generation project in Michigan. These items were partially offset by a $13 million increase in adjusted earnings from the International business unit, which generated adjusted net income of $10 million in the fourth quarter of 2002, and the income from the reversal of the previously recorded valuation allowance related to Alliant Energy's loan receivable from the development project in Mexico.

      Earnings from the parent company were $0.05 per share lower in the fourth quarter of 2002 largely due to tax benefits recognized in 2001 from a favorable tax case decision, partially offset by lower operating expenses in 2002. Adjusted earnings were also lowered by $0.05 per share due to the dilutive impact of additional common shares outstanding in 2002.

                                   Re-audits

      As a result of Alliant Energy's decision to sell various businesses in 2003, GAAP requires Alliant Energy to reclassify the operations of these businesses as discontinued operations in its historical financial statements for the years ended Dec. 31, 2002, 2001 and 2000, at the time it files its Annual Report on Form 10-K for the year ended Dec. 31, 2002. The company's former independent public auditor, Arthur Andersen LLP, has ceased to audit publicly held companies. The rules of the Securities and Exchange Commission would have permitted the use of Arthur Andersen LLP's latest audit report on prior period financial statements had there been no changes to those prior period financial statements. Due to the changes to the prior period financial statements to reclassify the operations of the businesses to be sold as discontinued operations, the company is required to have another firm re-audit those financial statements. Alliant Energy has engaged its current independent auditor, Deloitte & Touche LLP, to re-audit the financial statements of Alliant Energy, IP&L and WP&L for the years ended Dec. 31, 2001
and 2000.   The re-audits are in process but are not expected to be completed
until March 2003.   If the re-audits result in adjustments to the historical
financial statements, an adjustment of the 2002 financial results may also be necessary.

Alliant Energy - 2002 Earnings
Page 5 of 9
February 4, 2003
                        2003 Adjusted Earnings Guidance

      Alliant Energy affirms its previously disclosed adjusted earnings guidance of $1.65 to $1.90 per diluted share for 2003. The guidance assumes adjusted earnings from the regulated domestic utilities to be between $1.75 and $1.95 per diluted share in 2003. The earnings guidance does not include any potential gains, losses, accounting adjustments (including the discontinuance of depreciation, depletion and amortization expense for the businesses reported as discontinued operations) or other charges and/or income related to the proposed asset sales, the impact of certain non-cash SFAS 133 valuation adjustments or any asset valuation charges that Alliant Energy may incur in 2003. Because the scope of these potential adjustments is not presently known, Alliant Energy is unable to estimate their potential impact. The guidance includes $0.20 to $0.30 per diluted share of expected adjusted earnings, as defined above, from the businesses Alliant Energy expects to exit in 2003 prior to the respective estimated transaction dates. This last assumption is highly dependent on the accuracy of Alliant Energy's estimates as to the closing dates of the proposed asset transactions.

Drivers for Alliant Energy's earnings estimates include, but are not limited to:
   o Normal weather conditions in its domestic and international utility service territories
   o  Economic development and sales growth in its utility service territories
   o  Continuing cost controls and operational efficiencies
   o Ability of its domestic and international utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in current and future rate proceedings as well as their ability to recover purchased power and fuel costs
   o Improved results of its Brazil investments and no material adverse changes in the rates allowed by the Brazilian regulators
   o  Improved results from its other non-regulated businesses
   o No additional material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments
   o  Other stable business conditions, including an improving economy
   o  Continued access to the capital markets
   o Ability of Alliant Energy to successfully execute its proposed asset sales at values and timelines that are consistent with the assumptions underlying its earnings guidance

      This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "2003 Adjusted Earnings Guidance" section of this press release; regulatory or governmental actions, including with respect to rates and payment of dividends; economic and political conditions in Alliant Energy's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; Alliant Energy's ability to identify and successfully complete proposed asset divestitures, acquisitions and development projects; material changes in the value of Alliant Energy's investments; access to technological developments; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "2003 Adjusted Earnings Guidance" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all "per share" references in this release refer to earnings per diluted share.

Alliant Energy - 2002 Earnings
Page 6 of 9
February 4, 2003

                                      ALLIANT ENERGY CORPORATION
                                   CONSOLIDATED STATEMENTS OF INCOME

                                                                         Year Ended December 31,
                                                                          2002              2001
--------------------------------------------------------------------------------------------------------
                                                                 (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                                      $1,752,534       $1,756,556
  Gas utility                                                              393,986          487,877
  Non-regulated and other                                                  462,292          380,243
                                                                   -------------------------------------
                                                                         2,608,812        2,624,676
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                      303,625          310,689
  Purchased power                                                          362,501          403,166
  Cost of utility gas sold                                                 248,994          360,911
  Other operation and maintenance                                          957,144          828,125
  Depreciation and amortization                                            310,617          302,643
  Taxes other than income taxes                                            104,236          102,184
                                                                   -------------------------------------
                                                                         2,287,117        2,307,718
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Operating income                                                           321,695          316,958
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                         186,538          185,604
  Interest income from loans to discontinued operations, net               (15,959)          (9,938)
  Equity (income) loss from unconsolidated investments                      12,825          (18,799)
  Allowance for funds used during construction                              (7,696)         (11,144)
  Preferred dividend requirements of subsidiaries                            6,172            6,720
  Impairment of available-for-sale securities of McLeodUSA Inc.             27,218               --
  Miscellaneous, net                                                           220          (12,497)
                                                                   -------------------------------------
                                                                           209,318          139,946
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                      112,377          177,012
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income taxes                                                                36,108           50,767
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income from continuing operations                                           76,269          126,245
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income from discontinued operations, net of tax                             30,612           58,985
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income before cumulative effect of a change in
   accounting principle, net of tax                                        106,881          185,230
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Cumulative effect of a change in accounting
   principle, net of tax                                                        --          (12,868)
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Net income                                                                $106,881         $172,362
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Average number of common shares outstanding (basic)                         90,897           80,498
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Earnings per average common share (basic):
     Income from continuing operations                                      $0.84            $1.57
     Income from discontinued operations                                     0.34             0.73
     Cumulative effect of a change in accounting principle                    --             (0.16)
                                                                   -------------------------------------
     Net income                                                             $1.18            $2.14
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Average number of common shares outstanding (diluted)                       90,959           80,636
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Earnings per average common share (diluted):
     Income from continuing operations                                      $0.84            $1.57
     Income from discontinued operations                                     0.34             0.73
     Cumulative effect of a change in accounting principle                    --             (0.16)
                                                                   -------------------------------------
     Net income                                                             $1.18            $2.14
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Dividends declared per common share                                         $2.00            $2.00
                                                                   =====================================
--------------------------------------------------------------------------------------------------------

Alliant Energy - 2002 Earnings
Page 7 of 9
February 4, 2003


A reconciliation of Alliant Energy's GAAP and adjusted net income and earnings per share (EPS) is as follows (net income in millions):


                                                                  2002 Net          2002        2001 Net          2001
                                                                  Income *          EPS          Income *         EPS
                                                                -------------    ----------    ------------    ----------
GAAP earnings                                                      $106.9           $1.18         $172.4         $2.14
Less following (charges)/income:
   McLeodUSA asset valuation charge (1)                             (16.5)           (.18)           --             --
   Southern Hydro SFAS 133 impact (2)                                11.2             .12           (2.0)        (0.02)
   Senior notes (PHONES) SFAS 133 valuation charges (2)              (2.9)           (.03)         (20.8)        (0.26)
   Australian tax adjustments (3) **                                 (8.2)           (.09)           --             --
   Affordable housing tax adjustments (4) **                         (1.3)           (.01)           --             --
   Discontinuing depreciation, depletion and
     amortization of assets held for sale (5) **                      3.5             .04            --             --
                                                                -------------    ----------    ------------    ----------
Adjusted earnings (6)                                              $121.0           $1.33         $195.1         $2.42
                                                                =============    ==========    ============    ==========


   * Individual amounts in the respective column do not total due to rounding ** Adjustments resulting from Alliant Energy's November 2002 announcement stating its intent to sell various assets in 2003; these adjustments do not reflect core operating results of the ongoing businesses and were not reflected in Alliant Energy's previous 2002 adjusted earnings guidance of $1.25 - $1.35 per share
   (1) Charge excluded as gains from sales of McLeodUSA stock have also been excluded from adjusted earnings in prior periods
   (2) Reflects non-cash valuation adjustments that have been excluded to enhance comparability of financial results between years
   (3) A U.S. tax provision was recorded in the fourth quarter of 2002 on all of Alliant Energy's Australian earnings, including past unremitted earnings, given Alliant Energy no longer intends to reinvest such earnings indefinitely due to its intentions to sell this business
   (4) Charge related to Alliant Energy no longer being able to state it is more likely than not it can utilize past net operating losses (NOLs) from this business for future tax benefits given its intentions to sell such business
   (5) Under the applicable accounting rules, Alliant Energy discontinued recording these expenses for its oil and gas, affordable housing and Australian businesses effective Dec. 1, 2002
   (6) Adjusted earnings is a non-GAAP measure of accounting and should be evaluated in connection with GAAP information. Alliant Energy believes the presentation of adjusted earnings provides investors with another measure to consider, in conjunction with the GAAP results, which could provide a meaningful comparison of Alliant Energy's performance by eliminating non-cash/other charges and income that may affect comparability between years and may impact an assessment of Alliant Energy's ongoing performance.

A reconciliation of Alliant Energy's GAAP and adjusted net income and EPS for the fourth quarter is as follows (net income in millions):

                                                              Q4 2002                          Q4 2001
                                                                Net          Q4 2002             Net         Q4 2001
                                                               Income           EPS             Income         EPS
                                                            ------------    ------------    ------------   ------------
GAAP earnings                                                   $46.1          $0.50            $56.1         $0.66
Less following (charges)/income:
   Southern Hydro SFAS 133 impact                                (5.1)          (.06)            (4.7)        (0.06)
   Senior notes (PHONES) SFAS 133 valuation charges               0.3            --              (1.2)        (0.01)
   Australian tax adjustments                                    (8.2)          (.09)              --           --
   Affordable housing tax adjustments                            (1.3)          (.01)              --           --
   Discontinuing depreciation, depletion and
     amortization of assets held for sale                         3.5            .04               --           --
                                                            ------------    ------------    ------------   ------------
Adjusted earnings (1)                                           $56.9          $0.62            $62.0         $0.73
                                                            ============    ============    ============   ============

   (1) Refer to the above table for a description of the adjustments made here and the use of adjusted earnings

Alliant Energy - 2002 Earnings
Page 8 of 9
February 4, 2003

A reconciliation of Alliant Energy's 2002 versus 2001 EPS is as follows:

                                                                                       Adjusted
                                                                       GAAP            Earnings
                                                                   --------------    -------------
2001 earnings per share                                                $2.14             $2.42

2002 EPS increase/(decrease) versus 2001:
     Utility operations:
         Electric margins                                                .39               .39
         Gas margins                                                     .13               .13
         Effective income tax rate                                      (.09)             (.09)
         Operating expenses                                             (.37)             (.37)
         Other                                                          (.05)             (.05)
                                                                   --------------    -------------
     Total utility operations                                            .01               .01

     Non-regulated operations business units:
         Investments                                                    (.32)             (.34)
         Mass Marketing                                                 (.12)             (.12)
         Energy Technologies                                            (.09)             (.09)
         Non-regulated Generation and Trading *                         (.08)             (.08)
         International                                                    -               (.07)
         Integrated Services                                            (.06)             (.06)
         Other (primarily interest expense/income)                      (.16)             (.18)
                                                                   --------------    -------------
     Total non-regulated operations                                     (.83)             (.94)

     Parent company                                                      .01               .01
     Dilutive effect of additional shares outstanding                   (.15)             (.17)
                                                                   --------------    -------------

2002 earnings per share                                                $1.18             $1.33
                                                                   ==============    =============


GAAP non-regulated EPS by business unit                          Year Ended December 31,
---------------------------------------                   --------------------------------------
                                                            2002**         2001      Variance
                                                          ------------  ----------  ------------
     Investments                                              $0.33         $0.65      ($0.32)
     International                                            (0.34)        (0.34)      --
     Mass Marketing                                           (0.16)        (0.04)      (0.12)
     Energy Technologies                                      (0.11)        (0.02)      (0.09)
     Integrated Services                                      (0.10)        (0.04)      (0.06)
     Non-regulated Generation and Trading*                    (0.08)          --        (0.08)
     Other (2002 includes McLeodUSA valuation charge)         (0.30)        (0.14)      (0.16)
                                                          ------------  ----------  ------------
          Total GAAP EPS (diluted)                           ($0.76)        $0.07      ($0.83)
                                                          ============  ==========  ============

Adjusted non-regulated EPS by business unit                      Year Ended December 31,
-------------------------------------------               --------------------------------------
                                                            2002**         2001       Variance
                                                          ------------  -----------  -----------
     Investments                                              $0.31         $0.65      ($0.34)
     International                                            (0.38)        (0.31)      (0.07)
     Mass Marketing                                           (0.16)        (0.04)      (0.12)
     Energy Technologies                                      (0.11)        (0.02)      (0.09)
     Integrated Services                                      (0.10)        (0.04)      (0.06)
     Non-regulated Generation and Trading*                    (0.08)          --        (0.08)
     Other                                                    (0.06)         0.12       (0.18)
                                                          ------------  -----------  -----------
          Total adjusted EPS (diluted)                       ($0.58)        $0.36      ($0.94)
                                                          ============  ===========  ===========


* Alliant Energy sold its interest in its electricity trading joint venture in 2002.
** The 2002 EPS amounts have been computed based on the average shares outstanding in 2001. Alliant Energy reports the dilutive impact of increased shares outstanding as a separate earnings variance item.

Alliant Energy - 2002 Earnings
Page 9 of 9
February 4, 2003

                                        KEY STATISTICS

                                                                     Year Ended December 31,
                                                                       2002           2001
                                                                   -----------------------------
Domestic utility electric sales from ultimate customers                 25,455        25,277
(thousands of MWh)

Total domestic utility electric sales                                   30,457        30,381
(thousands of MWh)

Utility gas sold & transported                                         103,038       101,518
(thousands of dekatherms)

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Book value per share at December 31                                    $19.89         $21.39

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